UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 30, 2003


                                CenturyTel, Inc.

             (Exact name of registrant as specified in its charter)


       Louisiana                     1-7784                     72-0651161
    (State or other             (Commission File              (IRS Employer
    jurisdiction of                  Number)                Identification No.)
    incorporation)

         100 CenturyTel Drive, Monroe, Louisiana                 71203
         (Address of principal executive offices)             (Zip Code)


    Registrant's telephone number, including area code      (318) 388-9000

                         -----------------------------

Item 5.   Other Events.

    On January 30, 2003, CenturyTel, Inc. issued a press release announcing its fourth quarter 2002 consolidated operating results and financial guidance for 2003. The entire text of the release is reproduced below:


FOR IMMEDIATE RELEASE                FOR MORE INFORMATION CONTACT:
January 30, 2003                     Media: Patricia Cameron 318.388.9674
                                     patricia.cameron@centurytel.com
                                     Investors: Tony Davis 318.388.9525
                                     tony.davis@centurytel.com

CenturyTel Achieves Strong Fourth Quarter Results
-------------------------------------------------
Monroe, LA. . . CenturyTel, Inc. (NYSE Symbol: CTL) announces operating results for fourth quarter 2002.

o   Revenues from continuing operations increased 34.8% to $585.9 million.

o Earnings from continuing operations before interest, taxes, depreciation and amortization (EBITDA), excluding nonrecurring items, rose 39.5% to $306.2 million.

o Income from continuing operations, excluding nonrecurring items, climbed 67.2% to $84.0 million.

o Diluted earnings per share, excluding nonrecurring items, increased 13.5% to $.59.

o   Free cash flow, excluding nonrecurring items, was $79.9 million.

----------------------------------------------------------------------------------------------
Fourth Quarter Highlights
  (Excluding nonrecurring items)
  (In thousands, except per share              Quarter Ended      Quarter Ended     % Change
   and customer amounts)                         12/31/02           12/31/01
----------------------------------------------------------------------------------------------

Revenues from continuing operations (1)        $     585,879      $     434,679         34.8%
EBITDA from continuing operations (2)          $     306,192      $     219,485         39.5%
Income from continuing operations (2)          $      83,964      $      50,221 (3)     67.2%
Net Income                                     $      85,074      $      74,386 (3)     14.4%
Diluted Earnings Per Share from continuing
  operations (2)                               $         .59      $         .35 (3)     68.6%
Diluted Earnings Per Share                     $         .59      $         .52 (3)     13.5%
Average Diluted Shares Outstanding                   143,380      $     142,427           .7%

Telephone Revenues (1)                         $     519,427      $     388,853         33.6%
Other Operations Revenues                      $      66,452      $      45,826         45.0%
----------------------------------------------------------------------------------------------

Telephone Access Lines (1)                         2,414,564          1,797,643         34.3%
Long Distance Customers                              648,797            465,872         39.3%
----------------------------------------------------------------------------------------------

(1) Reflects the acquisition of access lines in 2002 that generated $130.0 million of telephone revenues during the fourth quarter.
(2) Includes corporate overheads previously allocated to discontinued operations.
(3) As adjusted to reflect the after-tax effect of eliminating goodwill amortization in accordance with SFAS 142.


    "The fourth quarter results include a full quarter's impact of the Alabama and Missouri properties acquired from Verizon during the third quarter," Glen F. Post, III, chairman and chief executive officer, said. "These markets are making strong contributions to revenue and operating cash flow and we are pleased with our early success in offering CenturyTel's bundled services in these markets."

    Consolidated revenues from continuing operations for the fourth quarter rose 34.8% to $585.9 million from $434.7 million. EBITDA from continuing operations, excluding nonrecurring items, grew to $306.2 million from $219.5 million, representing a consolidated EBITDA margin of 52.3% during the quarter. Income from continuing operations for the quarter, excluding nonrecurring items, increased 67.2% to $84.0 million from $50.2 million (as adjusted) in fourth quarter 2001. Diluted earnings per share from continuing operations, excluding nonrecurring items, increased 68.6% to $.59 from $.35 (as adjusted). Diluted earnings per share, excluding nonrecurring items, increased 13.5% to $.59 from $.52 (as adjusted).

    Telephone revenues grew 33.6% to $519.4 million during the quarter, compared with $388.9 million in fourth quarter 2001. Increases in telephone revenues and telephone operating expenses were primarily due to the Verizon acquisitions. In our legacy markets, growth in vertical services and interstate revenues were offset by declines in intrastate access and toll revenues. Telephone operating income increased 35.8% to $176.8 million from $130.2 million (as adjusted), and telephone EBITDA rose 33.3% to $289.8 million from $217.4 million a year ago. CenturyTel's fourth quarter telephone EBITDA margin was 55.8% while the operating income margin was 34.0%.

    Other Operations revenues grew 45.0% to $66.5 million during fourth quarter 2002, compared with $45.8 million in fourth quarter 2001. CenturyTel's long distance revenues increased $10.5 million, or 34.7%, to $40.7 million. CenturyTel now serves 648,800 long distance customers. Internet revenues increased 44.1% to $16.4 million in fourth quarter 2002 from $11.4 million in fourth quarter 2001. The Internet business generated operating cash flow of $800,000 for the quarter compared to negative operating cash flow of $1.4 million for the fourth quarter 2001. CenturyTel CLEC revenues increased $4.2 million, principally as a result of the acquisition of CLEC operations in February 2002.

    "The deployment of long distance service to our newly acquired customers in Alabama and Missouri has been very successful as reflected in our 15.9% long distance penetration rate for those properties in less than six months," Post said. "Across all our markets, we added almost 64,000 long distance customers during the quarter, a record number for CenturyTel."

    For fourth quarter 2002, in accordance with generally accepted accounting principles (GAAP), the Company reported net income of $44.3 million, or $.31 per diluted share, compared to net income of $63.8 million (as adjusted), or $.45 per diluted share in fourth quarter 2001. Fourth quarter 2002 reflects a $39.0 million after-tax charge associated with the redemption on October 15, 2002, of the Company's $400 million Series I remarketable senior notes. See the accompanying financial information for additional nonrecurring items that affected the periods ending December 31, 2002 and 2001.

    For the full year 2002, income from continuing operations, excluding nonrecurring items, increased 40.7% to $244.9 million from $174.1 million in 2001 (as adjusted) and diluted earnings per share from continuing operations, excluding nonrecurring items, increased 40.2% to $1.71 from $1.22 (as adjusted). Consolidated revenues from continuing operations, excluding nonrecurring items, increased 17.9% to $1.980 billion from $1.680 billion while EBITDA, excluding non-recurring items, was $1.012 billion compared to $840.4 million a year ago, a 20.4% increase. Diluted earnings per share, excluding non-recurring items, was $2.27 for 2002 compared to $1.98 for 2001 (as adjusted). Included in the $2.27 for 2002 is a contribution of approximately $.08 related to the discontinuation of wireless depreciation due to the accounting treatment of the Company's wireless business as discontinued operations effective March 19, 2002.

    For the year 2002, prepared in accordance with GAAP, the Company reported net income of $801.6 million, or $5.61 per diluted share, compared to net income of $399.3 million, or $2.81 per diluted share for the year 2001 (as adjusted).

    Guidance for 2003. Giving effect to a full year's operations of the Verizon properties, anticipated increases in pension expense and pre- and post-retirement medical costs, and anticipated amortization expense and operating costs as we convert to our new billing and customer care system, CenturyTel expects diluted earnings per share to be in the range of $2.05 to $2.15 for the full year 2003. This compares to diluted earnings per share from continuing operations (which excludes our discontinued wireless operations) for the full year 2002 of $1.71 per share.

    For first quarter 2003, CenturyTel expects total revenues of $568 million to $583 million, operating cash flow of $285 million to $295 million, and diluted earnings per share of $.49 to $.53. All these figures exclude nonrecurring items.

In addition to historical information, this release includes forward-looking statements, estimates and projections that are based on current expectations only, and are subject to a number of risks, uncertainties and assumptions, many of which are beyond the control of CenturyTel. Actual events and results may differ materially from those anticipated, estimated or projected if one or more of these risks or uncertainties materialize, or if underlying assumptions prove incorrect. Factors that could affect actual results include but are not limited to: the Company's ability to effectively manage its growth, including successfully integrating newly acquired businesses into its operations, hiring adequate numbers of qualified staff and successfully upgrading its billing and other information systems; the inherent risk of rapid technological change; the effects of on-going changes in the regulation of the Company or the communications industry generally; the effects of greater than anticipated competition in the Company's markets; possible changes in the demand for, or pricing of, the Company's products and services; the Company's ability to successfully introduce new offerings on a timely and cost-effective basis; higher than anticipated interest rates; the Company's ability to collect its receivables from financially troubled communications companies; and the effects of more general factors such as changes in overall market or economic conditions or in legislation, regulation or public policy. These and other uncertainties related to the Company's business are described in greater detail in the Company's Annual Report on Form 10-K for the year ended December 31, 2001. The information contained in this release is as of January 30, 2003. The Company undertakes no obligation to update or revise any of this information whether as a result of new information, future events or developments, or otherwise.

    CenturyTel's management will host a conference call at 10:30 A.M. Central time today. Interested parties can access the call by dialing 800.729.6845 and the call will be accessible for replay by calling 800.642.1687 and entering the conference-id number: 7493017. Investors can also listen to CenturyTel's earnings conference call and replay by accessing the Company's Web site at (www.centurytel.com)

     CenturyTel, Inc. provides communications services including local, long distance, Internet access and data services to more than 3 million customers in 22 states. The company, headquartered in Monroe, Louisiana, is publicly traded on the New York Stock Exchange under the symbol CTL, and is included in the S&P 500 Index. CenturyTel is the 8th largest local exchange telephone company, based on access lines, in the United States. Visit CenturyTel's corporate Web site at www.centurytel.com.


                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                  THREE MONTHS ENDED DECEMBER 31, 2002 AND 2001
                                   (UNAUDITED)



                     Three months ended December 31, 2002     Three months ended December 31, 2001
                     ------------------------------------     ------------------------------------
                                             As adjusted                             As adjusted                        Increase
                                    Less      excluding                     Less      excluding                        (decrease)
                                     non-        non-                        non-        non-            Increase       excluding
In thousands, except       As     recurring   recurring            As     recurring   recurring         (decrease)     nonrecurring
 per share amounts      reported    items       items           reported    items       items           as reported       items
                      -----------------------------------     ------------------------------------      ---------------------------

   TELEPHONE OPERATIONS

Operating revenues
  Local service       $  186,248          -     186,248          124,246          -      124,246           49.9%           49.9%
  Network access         285,978          -     285,978          228,589          -      228,589           25.1%           25.1%
  Other                   47,201          -      47,201           36,018          -       36,018           31.0%           31.0%
                       --------------------------------------------------------------------------
                         519,427          -     519,427          388,853          -      388,853           33.6%           33.6%
                       --------------------------------------------------------------------------

Operating expenses
  Plant operations       127,957          -     127,957           94,486          -       94,486           35.4%           35.4%
  Customer operations     45,018          -      45,018           30,861          -       30,861           45.9%           45.9%
  Corporate and other     56,655          -      56,655           46,154          -       46,154           22.8%           22.8%
  Depreciation and
   amortization          112,980          -     112,980          101,660          -      101,660           11.1%           11.1%
                       --------------------------------------------------------------------------
                         342,610          -     342,610          273,161          -      273,161           25.4%           25.4%
                       --------------------------------------------------------------------------
Telephone operating
 income                  176,817          -     176,817          115,692          -      115,692           52.8%           52.8%
                       --------------------------------------------------------------------------

   OTHER OPERATIONS

Operating revenues
  Long distance           40,665          -      40,665           30,199          -       30,199           34.7%           34.7%
  Internet                16,402          -      16,402           11,379          -       11,379           44.1%           44.1%
  Other                    9,385          -       9,385            4,248          -        4,248          120.9%          120.9%
                       --------------------------------------------------------------------------
                          66,452          -      66,452           45,826          -       45,826           45.0%           45.0%
                       --------------------------------------------------------------------------
Operating expenses
  Cost of sales
   and other              49,258      1,929 (1)  47,329           37,870          -       37,870           30.1%           25.0%
  Depreciation and
   amortization            4,901          -       4,901            2,515          -        2,515           94.9%           94.9%
                       --------------------------------------------------------------------------
                          54,159      1,929      52,230           40,385          -       40,385           34.1%           29.3%
                       --------------------------------------------------------------------------
Other operating income    12,293     (1,929)     14,222            5,441          -        5,441          125.9%          161.4%
                       --------------------------------------------------------------------------

Corporate overhead
 costs allocable to
 discontinued operations       -          -           -           (5,337)         -        (5,337)       (100.0%)        (100.0%)
                       --------------------------------------------------------------------------

TOTAL OPERATING INCOME   189,110     (1,929)    191,039          115,796          -       115,796          63.3%           65.0%

OTHER INCOME (EXPENSE)
  Interest expense       (57,019)         -     (57,019)         (52,024)         -       (52,024)          9.6%            9.6%
  Other income and
   expense               (63,458)   (60,730)(2)  (2,728)          (3,486)    (3,000)(4)      (486)      1,720.4%          461.3%
  Income tax expense     (25,398)    21,930 (3) (47,328)         (23,629)     1,050 (5)   (24,679)          7.5%           91.8%
                       --------------------------------------------------------------------------

INCOME FROM CONTINUING
 OPERATIONS               43,235    (40,729)     83,964           36,657     (1,950)       38,607          17.9%          117.5%

DISCONTINUED OPERATIONS,
 NET OF TAX                1,110          -       1,110           13,106     (8,615)(6)    21,721         (91.5%)         (94.9%)
                       --------------------------------------------------------------------------

NET INCOME            $   44,345    (40,729)     85,074           49,763    (10,565)       60,328         (10.9%)          41.0%
Add: After tax effect
 of goodwill amorti-
 zation                        -          -           -           14,058          -        14,058        (100.0%)        (100.0%)
                       --------------------------------------------------------------------------
NET INCOME,
 as adjusted          $   44,345    (40,729)     85,074           63,821    (10,565)       74,386         (30.5%)          14.4%
                       ==========================================================================


BASIC EARNINGS PER SHARE
  From continuing
   operations         $     0.30      (0.29)       0.59             0.26      (0.01)         0.27          15.4%          118.5%
  From continuing
   operations, as
   adjusted           $     0.30      (0.29)       0.59             0.34      (0.01)         0.36         (11.8%)          63.9%
  From discontinued
   operations         $     0.01          -        0.01             0.09      (0.06)         0.15         (88.9%)         (93.3%)
  From discontinued
   operations, as
   adjusted           $     0.01          -        0.01             0.11      (0.06)         0.17         (90.9%)         (94.1%)
  Basic earnings
   per share          $     0.31      (0.29)       0.60             0.35      (0.07)         0.43         (11.4%)          39.5%
  Basic earnings per
   share, as adjusted $     0.31      (0.29)       0.60             0.45      (0.07)         0.53         (31.1%)          13.2%

DILUTED EARNINGS PER SHARE
  From continuing
   operations         $     0.30      (0.28)       0.59             0.26      (0.01)         0.27          15.4%          118.5%
  From continuing
   operations, as
   adjusted           $     0.30      (0.28)       0.59             0.34      (0.01)         0.35         (11.8%)          68.6%
  From discontinued
   operations         $     0.01          -        0.01             0.09      (0.06)         0.15         (88.9%)         (93.3%)
  From discontinued
   operations, as
   adjusted           $     0.01          -        0.01             0.11      (0.06)         0.17         (90.9%)         (94.1%)
  Diluted earnings
   per share          $     0.31      (0.28)       0.59             0.35      (0.07)         0.42         (11.4%)          40.5%
  Diluted earnings
   per share, as
   adjusted           $     0.31      (0.28)       0.59             0.45      (0.07)         0.52         (31.1%)          13.5%

SHARES OUTSTANDING
  Basic                  142,465                142,465          140,909                  140,909           1.1%            1.1%
  Diluted                143,380                143,380          142,427                  142,427           0.7%            0.7%

DIVIDENDS PER
 COMMON SHARE         $   0.0525                 0.0525           0.0500                   0.0500           5.0%            5.0%

NONRECURRING ITEMS
    (1) - Write off costs associated with abandoned project
    (2) - Redemption premium on remarketable notes, net of unamortized premium ($59.9 million), and write-off of nonoperating investment ($781,000)
    (3) - Tax effect of items (1) and (2)
    (4) - Costs to defend unsolicited takeover proposal
    (5) - Tax effect of item (4)
    (6) - Unfavorable nonrecurring charge in cellular partnership in which the Company owned a minority interest, net of tax

                                CenturyTel, Inc.
                        CONSOLIDATED STATEMENTS OF INCOME
                      YEAR ENDED DECEMBER 31, 2002 AND 2001
                                   (UNAUDITED)



                         Year ended December 31, 2002            Year ended December 31, 2001
                       ----------------------------------      ----------------------------------
                                             As adjusted                             As adjusted                        Increase
                                    Less      excluding                     Less      excluding                        (decrease)
                                     non-        non-                        non-        non-            Increase       excluding
In thousands, except       As     recurring   recurring            As     recurring   recurring         (decrease)     nonrecurring
 per share amounts      reported    items       items           reported    items       items           as reported       items
                       ----------------------------------      ----------------------------------       ---------------------------

   TELEPHONE OPERATIONS

Operating revenues
  Local service       $  604,580          -      604,580         491,529          -      491,529           23.0%           23.0%
  Network access         972,303     (7,645)(1)  979,948         874,458          -      874,458           11.2%           12.1%
  Other                  156,709          -      156,709         139,746          -      139,746           12.1%           12.1%
                       --------------------------------------------------------------------------
                       1,733,592     (7,645)   1,741,237       1,505,733          -    1,505,733           15.1%           15.6%
                       --------------------------------------------------------------------------

Operating expenses
  Plant operations       433,187          -      433,187         380,466      2,000 (8)  378,466           13.9%           14.5%
  Customer operations    148,502          -      148,502         117,080          -      117,080           26.8%           26.8%
  Corporate and other    211,924     15,000 (2)  196,924         186,483          -      186,483           13.6%            5.6%
  Depreciation and
   amortization          396,866          -      396,866         398,284          -      398,284           (0.4%)          (0.4%)
                       --------------------------------------------------------------------------
                       1,190,479     15,000    1,175,479       1,082,313      2,000    1,080,313           10.0%            8.8%
                       --------------------------------------------------------------------------
Telephone operating
 income                  543,113    (22,645)     565,758         423,420     (2,000)     425,420           28.3%           33.0%
                       --------------------------------------------------------------------------

   OTHER OPERATIONS

Operating revenues
  Long distance          146,536          -      146,536         117,363          -      117,363           24.9%           24.9%
  Internet                58,665          -       58,665          39,057          -       39,057           50.2%           50.2%
  Other                   33,203          -       33,203          17,351          -       17,351           91.4%           91.4%
                       --------------------------------------------------------------------------
                         238,404          -      238,404         173,771          -      173,771           37.2%           37.2%
                       --------------------------------------------------------------------------
Operating expenses
  Cost of sales
   and other             180,076      1,929 (3)  178,147         142,919          -      142,919           26.0%           24.6%
  Depreciation and
   amortization           14,760          -       14,760           8,754          -        8,754           68.6%           68.6%
                       --------------------------------------------------------------------------
                         194,836      1,929      192,907         151,673          -      151,673           28.5%           27.2%
                       --------------------------------------------------------------------------
Other operating income    43,568     (1,929)      45,497          22,098          -       22,098           97.2%          105.9%
                       --------------------------------------------------------------------------

Corporate overhead
 costs allocable to
 discontinued operations (11,275)         -      (11,275)        (20,213)         -      (20,213)         (44.2%)         (44.2%)
                       --------------------------------------------------------------------------

TOTAL OPERATING INCOME   575,406    (24,574)     599,980         425,305     (2,000)     427,305           35.3%           40.4%


OTHER INCOME (EXPENSE)
  Nonrecurring gains
   and losses              3,709      3,709 (4)        -          33,043     33,043 (9)        -          (88.8%)              -
  Interest expense      (221,845)         -     (221,845)       (225,523)         -     (225,523)          (1.6%)          (1.6%)
  Other income and
   expense               (63,814)   (63,730)(5)      (84)             31     (6,000)(10)   6,031     (205,951.6%)        (101.4%)
  Income tax expense    (103,537)    29,608 (6) (133,145)        (88,710)    (8,666)(11) (80,044)          16.7%           66.3%
                       --------------------------------------------------------------------------

INCOME FROM CONTINUING
 OPERATIONS              189,919    (54,987)     244,906         144,146     16,377      127,769           31.8%           91.7%

DISCONTINUED OPERATIONS,
NET OF TAX               611,705    531,625 (7)   80,080         198,885    100,993 (12)  97,892          207.6%          (18.2%)
                       -------------------------------------------------------------------------


NET INCOME            $  801,624    476,638      324,986         343,031    117,370      225,661          133.7%           44.0%
Add: After tax effect
 of goodwill amorti-
 zation                        -          -            -          56,266          -       56,266         (100.0%)        (100.0%)
                       -------------------------------------------------------------------------
NET INCOME,
 as adjusted          $  801,624    476,638      324,986         399,297    117,370      281,927          100.8%           15.3%
                       =========================================================================

BASIC EARNINGS PER SHARE
  From continuing
   operations         $     1.34      (0.39)        1.73            1.02       0.12         0.90           31.4%           92.2%
  From continuing
   operations, as
   adjusted           $     1.34      (0.39)        1.73            1.35       0.12         1.23           (0.7%)          40.7%
  From discontinued
   operations         $     4.32       3.75         0.57            1.41       0.72         0.70          206.4%          (18.6%)
  From discontinued
   operations, as
   adjusted           $     4.32       3.75         0.57            1.48       0.72         0.77          191.9%          (26.0%)
  Basic earnings
   per share          $     5.66       3.37         2.29            2.43       0.83         1.60          132.9%           43.1%
  Basic earnings per
   share, as adjusted $     5.66       3.37         2.29            2.83       0.83         2.00          100.0%           14.5%


DILUTED EARNINGS PER SHARE
  From continuing
   operations         $     1.33      (0.38)        1.71            1.01       0.12         0.90           31.7%           90.0%
  From continuing
   operations, as
   adjusted           $     1.33      (0.38)        1.71            1.34       0.12         1.22           (0.7%)          40.2%
  From discontinued
   operations         $     4.28       3.72         0.56            1.40       0.71         0.69          205.7%          (18.8%)
  From discontinued
   operations, as
   adjusted           $     4.28       3.72         0.56            1.47       0.71         0.76          191.2%          (26.3%)
  Diluted earnings
   per share          $     5.61       3.34         2.27            2.41       0.82         1.59          132.8%           42.8%
  Diluted earnings
   per share, as
   adjusted           $     5.61       3.34         2.27            2.81       0.82         1.98           99.6%           14.6%


SHARES OUTSTANDING
  Basic                  141,613                 141,613         140,743                 140,743            0.6%            0.6%
  Diluted                142,879                 142,879         142,307                 142,307            0.4%            0.4%

DIVIDENDS PER
 COMMON SHARE         $   0.2100                  0.2100          0.2000                  0.2000            5.0%            5.0%


 NONRECURRING ITEMS
  (1)  -  Refunds of access charges to interexchange carriers
  (2)  -  Reserve for uncollectible receivables, primarily WorldCom
  (3)  -  Write off costs associated with abandoned project
  (4)  -  Gain on sale of PCS license
  (5) - Redemption premium on remarketable notes, net of unamortized premium ($59.9 million); costs to defend unsolicited takeover proposal ($3.0 million); and write-off of nonoperating investment ($781,000)
  (6)  -  Tax effect of items (1) through (5)
  (7) - Gain on sale of wireless operations ($551.4 million after-tax), net of write down of wireless portion of billing system ($19.8 million after-tax)
  (8)  -  Expenses related to ice storm
  (9) - Gain on sale of assets ($58.5 million), net of write down of nonoperating investments ($25.5 million)
  (10) -  Costs to defend unsolicited takeover proposal
  (11) -  Tax effect of items (8) through (10)
  (12) - Gain on sale of PCS licences ($107.5 million after-tax), net of unfavorable nonrecurring charge in cellular partnership in which the Company owned a minority interest ($6.5 million after-tax)



                               CenturyTel, Inc.
                           CONSOLIDATED BALANCE SHEETS
                     DECEMBER 31, 2002 AND DECEMBER 31, 2001
                                   (UNAUDITED)

                                                          DEC. 31,         DEC. 31,
                                                            2002             2001
                                                        ----------------------------
                                                                (in thousands)
               ASSETS

CURRENT ASSETS
    Cash and cash equivalents                          $     3,661             3,496
    Other current assets                                   292,241           226,417
                                                        ----------------------------
        Total current assets                               295,902           229,913
                                                        ----------------------------
PROPERTY, PLANT AND EQUIPMENT
    Telephone                                            6,145,283         5,292,255
    Other                                                  521,292           446,920
    Accumulated depreciation                            (3,337,547)       (3,003,033)
                                                        ----------------------------
        Net property, plant and equipment                3,329,028         2,736,142
                                                        ----------------------------

INVESTMENTS AND OTHER ASSETS
    Excess cost of net assets acquired                   3,629,898         2,087,158
    Other                                                  503,775           420,043
                                                        ----------------------------
        Total investments and other assets               4,133,673         2,507,201
                                                        ----------------------------

ASSETS HELD FOR SALE                                        11,805           845,428
                                                        ----------------------------

TOTAL ASSETS                                           $ 7,770,408         6,318,684
                                                        ============================

        LIABILITIES AND EQUITY

CURRENT LIABILITIES
    Short-term debt and current maturities
     of long-term debt                                 $    70,737         1,008,834
    Other current liabilities                              317,367           230,048
                                                        ----------------------------
        Total current liabilities                          388,104         1,238,882

LONG-TERM DEBT                                           3,578,132         2,087,500
DEFERRED CREDITS AND OTHER LIABILITIES                     716,168           506,052
LIABILITIES RELATED TO ASSETS HELD FOR SALE                      -           148,870
STOCKHOLDERS' EQUITY                                     3,088,004         2,337,380
                                                        ----------------------------

TOTAL LIABILITIES AND EQUITY                           $ 7,770,408         6,318,684
                                                        ============================


                  CAPITAL EXPENDITURES
         YEAR ENDED DECEMBER 31, 2002 AND 2001

                                                           Year Ended December 31,      Increase
                                                            2002             2001      (Decrease)
                                                       ------------------------------------------
                                                               (in thousands)
CAPITAL EXPENDITURES
    Telephone                                          $   319,536           351,010        (9.0%)
    Wireless (discontinued operations)                      27,242            71,212       (61.7%)
    Other                                                   66,731            84,505       (21.0%)
                                                       -----------------------------
Total capital expenditures                             $   413,509           506,727       (18.4%)
                                                       =============================


                  CAPITAL EXPENDITURES
       THREE MONTHS ENDED DECEMBER 31, 2002 AND 2001

                                                       Three Months Ended December 31,  Increase
                                                            2002             2001      (Decrease)
                                                       ------------------------------------------
                                                               (in thousands)

CAPITAL EXPENDITURES
    Telephone                                          $    98,209       102,179           (3.9%)
    Wireless (discontinued operations)                           -        18,690         (100.0%)
    Other                                                   17,284         1,603          978.2%
                                                       ------------------------------------------
Total capital expenditures                             $   115,493       122,472           (5.7%)
                                                       ==========================================



                          ---------------------------


                                  SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         CenturyTel, Inc.

January 31, 2003                         By: /s/ Neil A. Sweasy
                                         ----------------------
                                         Neil A. Sweasy
                                         Vice President and Controller